UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

CRYOPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2009, CryoPort, Inc. (the “Registrant”) entered into a Consent, Waiver and Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, and BridgePointe Master Fund Ltd. (collectively, the “Holders”).  The Holders are the holders of one or more of the Registrant’s Original Issue Discount 8% Senior Secured Convertible Debentures dated September 27, 2007 and Original Issue Discount 8% Secured Convertible Debentures dated May 30, 2008 (collectively, the “Debentures”).

Pursuant to the terms of the Consent, Waiver and Agreement, the Holders (i) consented to the Registrant’s issuance of convertible notes and warrants in connection with a bridge financing of up to $1,500,000 which commenced in March 2009 (the “Bridge Financing”), and (ii) waived, as it relates to the Bridge Financing, a covenant contained in the Debentures not to incur any further indebtedness, except as otherwise permitted by the Debentures.  This Bridge Financing is more particularly described in Item 7 (MD&A) of the Registrant’s Form 10-K filed with the Securities and Exchange Commission on July 1, 2009, under the caption “Private Placement Debentures.”

In addition, in connection with the Consent, Wavier and Agreement, the Registrant and Holders confirmed that (i) the exercise price of the warrants issued to the Holders in connection with their purchase of the Debentures has been reduced, pursuant to the terms of the warrants, to $0.51 as a result of the Bridge Financing, and (ii) as a result of the foregoing decrease in the exercise price, pursuant to the terms of the warrants, the number of shares underlying the warrants held by Holders of the Debentures has been proportionally increased.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2009, the Board of Directors of CryoPort, Inc. (the “Company”) appointed Ms. Catherine Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, to become effective on August 20, 2009, the effective date of Ms. Dee Kelly’s, the Company’s current Chief Financial Officer and Vice President of Finance, resignation.  Ms. Kelly’s notice of resignation was previously reported by the Company in a Current Report on Form 8-K which was filed with the Securities and Exchange Commission on July 24, 2009.

Ms. Doll, who is 49 years of age, is the owner and chief executive officer of The Gilson Group, LLC, which she founded in 2006.  The Gilson Group, LLC provides financial and accounting consulting services to public companies, including Sarbanes Oxley Section 404 compliance, SEC and financial reporting, budgeting and forecasting and finance and accounting systems implementations and conversions.  From 1996 to 2006, Ms. Doll was an associate with Resources Global Professionals, where she provided management, financial and accounting services for a variety of clients.  Ms. Doll received a B.A. in Economics, with an emphasis in accounting, from the University of California, Santa Barbara, in 1983.  She has over 25 years of accounting and financial reporting experience.

The Company has agreed to pay Ms. Doll the sum of $10,000 per month in consideration for her services to the Company.  In addition, the Company has agreed to issue warrants for the purchase of 20,000 shares of our common stock.  The terms and exercise price of the warrants will be determined on the date issuance of the warrant is approved by the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.15	Consent, Waiver and Agreement dated July 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: August 4, 2009	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

Exhibit Index

Exhibit No.	Description
10.15	Consent, Waiver and Agreement dated July 30, 2009